SUBJECT TO COMPLETION, DATED __________, 199_                Exhibit 4.4
                                                   [Grantor Trust Supplement]
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated __________, 199_)

                              [$______________]

                         Norwest Auto Trust 199_ - _
       $______________ Class ____% Asset Backed Certificates, Class A $______________ Class ____% Asset Backed Certificates, Class B

                    Norwest Auto Receivables Corporation
                                   Seller

                        Norwest Bank Minnesota, N.A.
                                  Servicer

      The Norwest Auto Trust 199__-__ (the "Trust") will be formed pursuant to a Pooling and Servicing Agreement, to be dated as of _________, 199__, among Norwest Auto Receivables Corporation, as seller (the "Seller"), Norwest Bank Minnesota, N.A., in its capacity as servicer (in such capacity, the "Servicer"), and ___________, as Trustee. The Trust will issue $_________ aggregate principal amount of ____% Asset Backed Certificates, Class A (the "Class A Certificates"), and $________ aggregate principal amount of ____% Asset Backed Certificates, Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). The Class A Certificates will evidence in the aggregate an approximate ___% undivided ownership in the Trust and the Class B Certificates will evidence in the aggregate an approximate ___% undivided ownership interest in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders to the extent described herein. The Trust property will include a pool of motor vehicle promissory notes and security agreements and/or retail installment sale contracts secured by new or used automobiles and light duty trucks (collectively, the "Receivables"), certain monies received thereunder after _________, 199__, security interests in the motor vehicles financed thereby, certain rights under Dealer Agreements, certain Eligible Deposit Accounts in which collections are held, any proceeds from claims on certain insurance policies and the proceeds of the foregoing. Certain capitalized terms used in this Prospectus Supplement are defined in this Prospectus Supplement on the pages indicated in the "Index of Terms" on page ___ of this Prospectus Supplement or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.
                                              (continued on following page)
                         ___________________________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

    Prospective investors should consider "Risk Factors" set forth at page S-__ herein and at page ___ in the accompanying
                    Prospectus (the "Prospectus").

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT
   REPRESENT OBLIGATIONS OF OR INTERESTS IN THE NORWEST AUTO RECEIVABLES
     CORPORATION, NORWEST BANK MINNESOTA, N.A., ANY OTHER NORWEST BANK,
       NORWEST CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE
        CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED
         BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER
          GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY NORWEST
           AUTO RECEIVABLES CORPORATION, NORWEST BANK MINNESOTA,
             N.A., ANY OTHER NORWEST BANK, NORWEST INVESTMENT
               SERVICES, INC., NORWEST CORPORATION OR ANY OF
                             THEIR AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ___________________________


                                             Underwriting
                             Price to        Discounts and     Proceeds to
                             Public(1)       Commissions       the Seller(1)(2)

   Per Class A Certificate             %                %                  %

   Per Class B Certificate             %                %                  %

   Total                     $__________      $__________        $__________
   __________________________

   (1) Plus accrued interest, if any, from _______, 199__.
   (2) Before deducting expenses, estimated to be $_________.

      The Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System, on or about _______, 199__.

      After the initial distribution of the Certificates by the Underwriters, the Prospectus and this Prospectus Supplement may be used by Norwest Investment Services, Inc., an affiliate of the Seller, in connection with market making transactions in the Certificates. Norwest Investment Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus Supplement will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

____________, 199__.

      Principal and interest to the extent of the Class A Certificate Rate or Class B Certificate Rate, as appropriate, generally will be distributed on the [15th] day of each month (the "Distribution Date") commencing ________, 199__. The Final Scheduled Distribution Date on the Certificates will be in ____________, 199__ (the "Final Scheduled Distribution Date").

      THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      There is currently no secondary market for the Certificates offered hereby and there is no assurance that one will develop. Each Underwriter expects, but it is not obligated, to make a market in the Certificates. There can be no assurance that a secondary market will develop, or that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates offered hereby.


                      REPORTS TO CERTIFICATEHOLDERS

      Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of the Depository Trust Company and registered holder of the Certificates. See "Certain Information Regarding the Securities--Book--Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.



                            SUMMARY OF TERMS


The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer.................     Norwest Auto Trust 199_-_ (the "Trust" or the
                              "Issuer"), a trust established pursuant to a Pooling and Servicing Agreement, to be dated as of ______, 199__ (as amended and supplemented from time to time, the "Agreement"), among the Seller, the Servicer and the Trustee.

Seller.................     Norwest Auto Receivables Corporation, a
                              _____________ corporation (the "Seller").
                              See "The Seller."

Servicer...............     Norwest Bank Minnesota, N.A., a national
                              banking association (the "Bank" or in its capacity as servicer, the "Servicer").

Trustee................     _________________________, a ____________
                              banking corporation, as trustee under the
                              Agreement (the "Trustee"). The principal
                              offices of the Trustee are located in
                              _______________.

The Certificates.......     The Trust will issue Asset Backed Certificates
                              pursuant to the Agreement in an aggregate initial principal amount of $_______. The Certificates represent fractional undivided interests in the Trust.

                            The Certificates will consist of $_____
                              aggregate principal amount of ____% Asset
                              Backed Certificates, Class A (the "Class A
                              Certificates"), and $_____ aggregate
                              principal amount of ____% Asset Backed
                              Certificates, Class B (the "Class B
                              Certificates"). The Trust assets will include a pool of motor vehicle promissory notes and security agreements and/or retail installment sale contracts secured by new or used automobiles or light duty trucks (collectively, the "Receivables"), all monies received thereunder on and after __________, 199__ (the "Cutoff Date"), security interests in the vehicles financed thereby (the "Financed Vehicles"), certain rights under Dealer Agreements, certain Eligible Deposit Accounts in which collections are held, any proceeds from claims on certain insurance policies and the proceeds of the foregoing. The Certificates will be issued in fully registered form in denominations of $1,000 and integral multiples thereof.

                            The Class A Certificates will evidence in the
                              aggregate an approximate ___% undivided
                              ownership interest (the "Class A Percentage") in the Trust, and the Class B Certificates will evidence in the aggregate an approximate _____% undivided ownership interest (the "Class B Percentage") in the Trust. The Class B Certificates are subordinated to the Class A Certificates to the extent described herein.

The Receivables........     On __________, 199__ (the "Closing Date"),
                              pursuant to the Agreement, the Trust will purchase from the Seller Receivables having an aggregate principal balance of approximately $______________ as of the Cutoff Date.

                            The Receivables will generally consist of motor
                              vehicle promissory notes and security
                              agreements executed by an Obligor in favor of an Originator ("Direct Loans") and/or motor vehicle retail installment sale contracts (together with Direct Loans, "Motor Vehicle Loans") between an Obligor and a Dealer. Receivables that are to be included in any Receivables Pool will be transferred by an Affiliate to the Seller for purposes of sale to the applicable Trust. Receivables constituting approximately ___% of the aggregate principal balance of Receivables as of the Cutoff Date (the "Acquired Receivables") were acquired by the Affiliates through acquisitions.

                            All of the Receivables provide for the
                              allocation of payments to principal and
                              interest in accordance with the "simple
                              interest" method. The Receivables have been selected from the Motor Vehicle Loans owned by the Affiliates based on the criteria specified in the Agreement and described herein and in the Prospectus. No Receivable has or will have a scheduled maturity that, after giving prospective effect to any permitted extensions or deferrals, would be later than _________, 199__ (the "Final Scheduled
                              Maturity Date"). As of the Cutoff Date, the weighted average annual percentage rate of the Receivables was approximately ______% per annum, the weighted average remaining term to maturity of the Receivables was approximately _____ months and the weighted average original term to maturity of the Receivables was approximately _____ months. As of the Cutoff Date, approximately _____% of the aggregate principal balance of the
                              Receivables represented financing of new vehicles and the remainder represented financing of used vehicles.

                            The "Pool Balance" means, at any time, the sum
                              of the outstanding Principal Balances of the Receivables. The "Principal Balance" for any Receivable, at any time, means the principal balance of such Receivable at the end of the preceding Collection Period, after giving effect to all payments received from Obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, for such Collection Period and all losses realized on Receivables liquidated during such Collection Period.


Terms of the Certificates

 A. Distribution Dates      Distributions with respect to the Certificates
                              will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing __________, 199__. Distributions will be made to Certificateholders of record as of the last day of the Collection Period immediately preceding the applicable Distribution Date (each, a "Record Date"). A "Business Day" is a day that is not a Saturday or a Sunday and that in New York City and in the city in which the corporate trust office of the Trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed. "Collection Period" means
                              (a) the period from (but not including) the Cutoff Date to and including __________, 199__ and (b) thereafter, each calendar month during the term of the Agreement.

B. Class A Certificate Rate  ____% per annum (the "Class A Certificate Rate").

C. Class B Certificate Rate  ____% per annum (the "Class B Certificate Rate").

D. Interest..........        On each Distribution Date, interest at the
                              Class A Certificate Rate on the Class A
                              Certificate Balance and interest at the Class
                              B Certificate Rate on the Class B Certificate Balance, in each case as of the immediately preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) will be paid to the holders of record of the Class A Certificates ("Class A Certificateholders") and the holders of record of the Class B Certificates ("Class B Certificateholders";
                              the Class A Certificateholders and the Class
                              B Certificateholders are collectively
                              referred to herein as the "Certificateholders") as of the Record Date to the extent that sufficient funds are on deposit for such Distribution Date in the Collection Account or available in the Reserve Account to make such distribution. See "Description of the Certificates--Distributions" and "--Accounts" herein. The rights of Class B Certificateholders to receive payments of interest will be subordinated to the rights of the Class A Certificateholders to receive payments of interest to the extent described herein. Interest in respect of a Distribution Date will accrue from the preceding Distribution Date (or, for the first Distribution Date, from ______, 199__) to and including such Distribution Date.

  E. Principal.........     On each Distribution Date, all payments of
                              principal on the Receivables received by the Servicer during the preceding Collection Period, as described more fully herein, plus an amount equal to the aggregate principal balance of any Receivables which became Defaulted Receivables during the preceding Collection Period, will be distributed by the Trustee pro rata to the Class A Certificateholders and to the Class B Certificateholders of record on the preceding Record Date, to the extent that sufficient funds are on deposit in the Collection Account or available in the Reserve Account to make such distribution. See "Description of the Certificates--Distributions" and "--Accounts." The rights of the Class B Certificateholders to receive payments of principal will be subordinated to the rights of the Class A Certificateholders to receive payments of interest and principal to the extent described herein. The "Class A Certificate Balance" and "Class B Certificate Balance" will initially equal $________ and $_________, respectively, and, in each case, will thereafter equal the initial Class A Certificate Balance or the initial Class B Certificate Balance, as the case may be, reduced by all principal distributions on the Class A Certificates and the Class B Certificates, respectively.

  F. Optional Prepayment    If the Pool Balance as of the last day of a
                              Collection Period has declined to 5% or less of the Original Pool Balance, the Seller or Servicer may purchase all remaining Trust Property on any Distribution Date occurring in a subsequent Collection Period at a purchase price equal to the aggregate of the Purchase Amounts of the remaining Receivables (other than Defaulted Receivables), which would result in a prepayment of the Certificates. The "Original Pool Balance" will equal the Pool Balance as of the Cutoff Date. See "Description of the Certificates--Optional Prepayment."

Subordination of Class B
Certificates...........     Distributions of interest and principal on the
                              Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates to the extent described herein. The Class B
                              Certificateholders will not receive any
                              distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. The
                              Class B Certificateholders will not receive any distributions of principal with respect to such Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. See "Risk Factors--Subordination" and "--Limited Assets" in the Prospectus.

Advances...............     On or prior to the Business Day preceding each
                              Distribution Date (the "Deposit Date"), the
                              Servicer will advance (an "Advance") in an amount equal to the lesser of (a) the excess, if any, of the amount of interest that would be expected to be received on the Receivables (other than Non-Advance Receivables) during the related Collection Period over the actual interest collected by the Servicer during such Collection Period minus unreimbursed prior Advances and (b) the amount (if any) by which the sum of any unpaid Servicing Fees for the related Collection Period and prior Collection Periods and the amount of interest distributable to the Certificateholders on the following Distribution Date exceeds the actual interest collected by the Servicer during the related Collection Period minus unreimbursed prior Advances, subject to certain limitations described below. The Servicer will be entitled to be reimbursed for outstanding Advances on the Distribution Date in the following month to the extent of interest collections for such Distribution Date and, to the extent such collections are insufficient, to the extent of funds in the Reserve Account. The Servicer will be obligated to make such an Advance except to the extent that the Servicer reasonably determines that the Advance is unlikely to be recoverable from the following month's collections of interest and the funds in the Reserve Account. See "Description of the Certificates - Advances."

Reserve Account........     A reserve account (the "Reserve Account") will
                              be created with an initial deposit by the Seller of cash or certain investments having a value of at least $________ (the "Reserve Account Initial Deposit"). In addition, on each Distribution Date, any amounts on deposit in the Collection Account with respect to the preceding Collection Period after payments to the Certificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount on deposit in the Reserve Account is equal to the Specified Reserve Account Balance.

                            On or prior to each Deposit Date, the Trustee
                              will withdraw funds from the Reserve Account, to the extent of the funds therein (exclusive of investment earnings), (a) to the extent required to reimburse the Servicer for Outstanding Advances and (b) to the extent
                              (i) the sum of the amounts required to be distributed to Certificateholders and the Servicer on the related Distribution Date exceeds (ii) the amount on deposit in the Collection Account with respect to the preceding Collection Period (net of investment income). If the amount on deposit in the Reserve Account is reduced to zero, Certificateholders will bear the credit and other risks associated with ownership of the Receivables, including the risk that the Trust may not have a perfected security interest in the Financed Vehicles. See "Risk Factors" herein and in the Prospectus, "Description of the Certificates-Accounts" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

Prepayment Considerations.. The weighted average life of the Certificates may be reduced by full or partial prepayments on the Receivables. The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, disability, theft or physical damage insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Pooling and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Pooling and Servicing Agreement with respect to the Receivables, or the Seller or Servicer exercising its optional purchase right. The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including decreases in interest rates and the fact that the Obligor may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the applicable Affiliate. No prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest at a return lower than the applicable Interest Rate or the Certificate Rate, as the case may be. Certificate Owners will bear all reinvestment risk resulting from prepayment of the Receivables. See "Risk Factors-Prepayment Considerations" and
                              "Weighted Average Life of the Securities" in the Prospectus and "Weighted Average Life of the Certificates" herein.

Tax Status.............     In the opinion of Mayer, Brown & Platt, the
                              Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Accordingly, the Certificateholders will be treated as owners of the Receivables for federal income tax purposes. Certificateholders will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of Certificateholders who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees. See "Federal Income Tax Consequences" and "Certain State Tax Consequences" in the Prospectus for additional information concerning the application of federal and state tax laws to the Trust and the Securities.

ERISA Considerations...     Subject to the considerations discussed under
                              "ERISA Considerations" herein and in the Prospectus, the Class A Certificates are eligible for purchase by employee benefit plans.

                            The Class B Certificates and any beneficial
                              interest in such Class B Certificates may not be acquired with the assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or with the assets of an individual retirement account. See "ERISA Considerations" herein and in the Prospectus.

Risk Factors...........     See "Risk Factors" herein and in the Prospectus
                              for a discussion of certain factors that potential investors should consider in determining whether to invest in the Certificates.

Ratings of the              It is a condition to the issuance of the Class
Certificates                  A Certificates that they be rated in the
                              highest investment rating category by at least two nationally recognized rating agencies (the "Rating Agencies"), and it is a condition to the issuance of the Class B
                              Certificates that they be rated by at least two nationally recognized rating agencies in the "A" category. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors-Ratings of the Securities" in the Prospectus and "Risk
                              Factors-Ratings of the Certificates" herein.



                              RISK FACTORS

      In addition to the other information contained herein and in the Prospectus, prospective investors should consider carefully the following risk factors and the information contained in "Risk Factors" in the Prospectus.

Geographic Concentration

      Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the mailing addresses of Obligors with respect to approximately ______% by aggregate principal balance of the Receivables were located in ____________, and the mailing addresses of Obligors with respect to approximately ______% by aggregate principal balance of the Receivables were located in ______________, collectively. See "The Receivables Pool."

Subordination

      Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest on the Class A Certificates. No distributions with respect to a Collection Period will be made on the Class B Certificates until the full amount of interest on and principal of the Class A Certificates on the related Distribution Date has been distributed to the Class A Certificateholders.

Limited Assets

      The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Similarly, although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

      Amounts on deposit in the Reserve Account will be available on any Distribution Date first to cover shortfalls in reimbursement of outstanding Advances and payment of Servicing Fees to the Servicer, then shortfalls in distributions of interest on the Class A Certificates and then shortfalls in distributions of interest on the Class B Certificates. After distributions of interest on the Certificates have been made, the remaining amounts on deposit in the Reserve Account will be available first to cover shortfalls in distributions of principal on the Class A Certificates and then shortfalls in distributions of principal on the Class B Certificates.
If the Reserve Account is exhausted, the Trust will depend solely on payments on the Receivables to make distributions on the Certificates, and Certificateholders will bear the risk of delinquency, loan losses and repossessions with respect to the Receivables. There can be no assurance that the future delinquency, loan loss and repossession experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to the Motor Vehicle Loans serviced by the Servicer.

Any amounts released from the Reserve Account to the Seller will not be available to the Certificateholders. See "The Receivables Pool-Pool Composition" and "Delinquency and Net Losses" and "The Receivables Pools" in the Prospectus and "Description of the Certificates-Reserve Account" and "Distributions."

Maturity and Prepayment Considerations

      As the rate of payment of principal of each class of the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, the final distribution in respect of each class of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. It is expected that the final distribution in respect of the Certificates will occur on or prior to the Final Scheduled Distribution Date. However, if sufficient funds are not available to reduce the aggregate Certificate Balance of either class of Certificates to zero on or prior to the Final Scheduled Distribution Date, the final distribution in respect of such class of Certificates could occur later than such date. See "Weighted Average Life of the Certificates" herein and "Weighted Average Life of the Securities" in the Prospectus.

Ratings of the Certificates

      It is a condition to the issuance of the Class A Certificates that they be rated in the highest investment rating category by at least two Rating Agencies, and it is a condition to the issuance of the Class B Certificates that they be rated by at least two Rating Agencies in the "A" category. A rating is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                THE TRUST


      The Seller will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See
"Description of the Certificates-Servicing Compensation and Payment of Expenses." To facilitate servicing and to minimize administrative burden and expense, each Originator will be appointed to act as custodian for the Receivables originated by it or purchased by it from a Dealer, but the Trustee will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title to the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

      If the protection provided to the investment of the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates, is insufficient, the Trust will look only to the Obligors on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables [and the proceeds from any Dealer Recourse]. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates-Distributions" and "-Accounts" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

      Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes Direct Loans and/or retail installment sale contracts secured by new or used automobiles or light duty trucks, and all payments received thereunder after the Cutoff Date. The Trust property also includes (a) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Agreement, as described below; (b) security interests in the Financed Vehicles and any accessions thereto; (c) the rights to proceeds with respect to the Receivables from claims on certain insurance policies covering the Financed Vehicles; (d) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; (e) any Dealer Recourse and any other rights of Affiliates underDealer Agreements; (f) certain rights under the Purchase Agreement; (g) the Seller's rights to certain documents and instruments relating to the Receivables; (h) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables; and (i) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.


                          THE RECEIVABLES POOL

      The pool of Receivables (the "Receivables Pool") will consist of Receivables purchased as of the Cutoff Date. The Receivables have been selected from the portfolio of each Affiliate for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pool," as well as the requirement that each Receivable (a) has an outstanding principal balance of at least $_____, (b) as of the Cutoff Date, was not more than 30 days past due, (c) has a scheduled maturity not later than six months before the Final Scheduled Maturity Date, and (d) has an original term to maturity of not more than ___ months. No selection procedures believed by any Affiliate to be adverse to the Certificateholders were used in selecting the Receivables.

     Approximately ___% of the aggregate principal balance of Receivables as of the Cutoff Date constituted Acquired Receivables.

Pool Composition

      Set forth in the following tables is information concerning the composition, distribution by APR and the geographic distribution of the Receivables to be conveyed by the Seller to the Trust as of the Cutoff Date.

- ------------------------------------------------------------------------------
                       Composition of the Receivables
                          as of the Cutoff Date(1)
- ------------------------------------------------------------------------------
                                           Weighted     Weighted
  Weighted        Aggregate                Average      Average       Average
 Average APR      Principal   Number of    Remaining    Original     Principal
of Receivables     Balance   Receivables     Term         Term        Balance
- --------------    ---------  -----------   ---------    ---------    ---------

           %          $                      months       months          $



- ----------------------

(1) The figures are summations or weighted averages of the Receivables transferred to the Trust as of the Cutoff Date.

        ----------------------------------------------------------------
                    Distribution by APR of the Receivables
                           as of the Cutoff Date(1)
        ----------------------------------------------------------------
                                                          Percentage of
                                                           Aggregate
                      Number of    Aggregate Principal     Principal
        APR Range    Receivables         Balance           Balance(2)
        ---------    -----------   -------------------    --------------
                                             (Dollars in Thousands)

                                                 $                   %

- ------------------------

(1) The figures are summations or weighted averages of the Receivables transferred as of the Cutoff Date.
(2)  Percentages may not add to 100% because of rounding.

Approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of such Receivables, as of the Cutoff Date represented financing of new vehicles and the remainder represented financing of use vehicles.

             Geographic Distribution of the Receivables Pool
                      as of the Initial Cutoff Date(1)<F3>

                                          Percent of
                                           Aggregate
                                             Loan
                      State                  Value
                      -----               ----------

                      ___________________    _.__%
                      ___________________    _.__
                      ___________________    _.__


- -----------------------
<F3>
(1) No more than __% of the aggregate principal balance of the Receivables as of the Cutoff Date were originated by Motor Vehicle Loans made to Obligors that currently reside in any state other than __________________ or _____________________.</F3>


Delinquencies and Net Losses

      Set forth below is certain information concerning the historical experience of the Originators pertaining to Motor Vehicle Loans. There can be no assurance that the delinquency and net loss experience on the Receivables of the Trust will be comparable to that set forth below.

                                Delinquency Experience(1)

                                      At December 31,
- ----------------------------------------------------------------------------------------------------
                           1995            1994            1993             1992           1991
                      --------------  --------------  --------------   --------------  -------------
                      Dollar  Percent Dollar  Percent Dollar   Percent Dollar  Percent Dollar Percent
                      ------  ------- ------  ------- ------   ------- ------  ------- ------ -------
                                                   (Dollars in Millions)
Amount of Motor Vehicle
  Loans Outstanding...

Period of Delinquency:

  31-60 days..........

  60-91 days..........

  over 90 days........

Repossessions.........

Total.................

Delinquencies...........

- ----------------------

(1) All amounts and percentages are based on the gross amount scheduled to be paid on each Motor Vehicle Loan, including unearned finance and other charges.

                          Historical Net Loss Experience


                                                                Year Ended December 31,
                                                     ------------------------------------------
                                                      1995     1994      1993    1992      1991
                                                      -----    -----     -----   -----     -----
                                                                (Dollars in Thousands)

Principal Amount of Motor Vehicle Loans
  Outstanding (1)...................................

Average Principal Amount of Motor Vehicle
  Loans Outstanding..................................

Number of Motor Vehicle Loans Outstanding............

Average Number of Motor Vehicle Loans Outstanding....

Net Losses(2)........................................

Net Losses as a Percent of Principal Amount
Outstanding(2).......................................

Net Losses as a Percent of Average Principal Amount
Outstanding(2)       ................................

___________________

(1) Amount represents net principal amounts of Motor Vehicle Loans outstanding.

(2) Amount represents the aggregate balance of all Motor Vehicle Loans which are determined to be uncollectible in the period, less any recoveries on Motor Vehicle Loans charged-off in the period or any prior period.

      Delinquencies and net charge-offs are affected by a number of social, economic and other factors, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs.
As a result, the delinquency and net charge-off experience of the Receivables of the Trust may differ from those shown in the tables.


            THE SELLER, THE SERVICER AND NORWEST CORPORATION

      Information regarding the Seller is set forth under "The Seller" in the Prospectus and information regarding the Servicer is set forth under "The Bank" in the Prospectus. Norwest Corporation operates through subsidiaries engaged in banking and a variety of related businesses.
Norwest Corporation provides retail, commercial and corporate banking services to customers through banks in 16 states and provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage backed securities servicing, and venture capital investment. As of March 31, 1996, Norwest Corporation had consolidated total assets of $73.9 billion, total deposits of $43.1 billion, and total stockholders' equity of $5.4 billion.
Based on total assets as of March 31, 1996, Norwest Corporation was the eleventh largest commercial banking organization in the United States. [Norwest Corporation has agreed to guaranty the performance by the Seller of its repurchase obligation with respect to Receivables for which there has been an uncured breach of any representation or warranty that materially and adversely affects the interests of the Trust in such Receivables. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.]


                WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

      Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of each class of the Certificates depends primarily on the rate of payment (including prepayments and liquidations due to default) of the aggregate principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. Consistent with its customary servicing practices and procedures, the Servicer may in its discretion and on a case-by-case basis, arrange with Obligors to extend or modify the terms of Receivables. Any such extension or modification will have the effect of extending the weighted average life of the Certificates. However, the Servicer will not be permitted to grant any such deferral or extension if as a result the final scheduled payment on a Receivable would fall after the Final Scheduled Maturity Date, unless the Servicer repurchases such Receivable. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Certificates.


                     DESCRIPTION OF THE CERTIFICATES

      The Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

General

      The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% (the "Class A Percentage") in the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% (the "Class B Percentage") in the Trust. In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Certificate Rate on the Class A Certificate Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Certificate Rate on the Class B Principal Certificate.

           "Principal Distribution Amount" means, for any Distribution Date, the sum of the Available Principal for such Distribution Date plus the Realized Losses with respect to the related Collection Period.

           "Available Principal" means, for any Distribution Date, the sum of the following amounts with respect to the preceding Collection
      Period: (a) that portion of all collections on the Receivables received during such Collection Period and allocable to principal in accordance with the Servicer's customary servicing procedures; and
      (b) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

           "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices; provided, that any Receivable which the Seller or Servicer is obligated to repurchase or purchase shall be deemed to have become a Defaulted Receivable during a Collection Period if the Seller or Servicer fails to deposit the Purchase Amount on the related Deposit Date when due.

           "Purchased Receivable" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Seller or the Servicer pursuant to the Agreement.

           "Realized Losses" means, for any Collection Period, the aggregate principal balances of any Receivables that became Defaulted Receivables during such Collection Period.

Optional Prepayment

      If the Pool Balance as of the last day of a Collection Period has declined to 5% or less of the Original Pool Balance, the Seller or Servicer may purchase all remaining Trust Property on any Distribution Date occurring in a subsequent Collection Period at a purchase price equal to the aggregate of the Purchase Amounts of the remaining Receivables (other than Defaulted Receivables), which purchases would result in a prepayment of the Certificates. See "Description of the Transfer and Servicing Agreements-Termination" in the Prospectus.

Accounts

      Separate Certificate Distribution Accounts will be established for the Class A Certificates (the "Class A Distribution Account") and the Class B Certificates (the "Class B Distribution Account"). In addition to those accounts and a Collection Account for the Trust (see "Description of the Transfer and Servicing Agreements-Accounts" in the Prospectus), the Seller will also establish and maintain in the name of the Trustee, the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of cash or Eligible Investments having a value of at least equal to the Reserve Account Initial Deposit. In addition, on each Distribution Date, any amounts on deposit in the Collection Account with respect to the preceding Collection Period after payments to the Certificateholders and the Servicer have been made will be deposited into the Reserve Account until the amount on deposit in the Reserve Account is equal to the Specified Reserve Account Balance. All investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses, will be distributed to the Seller and not be treated as collections on the Receivables or otherwise be available for Certificateholders.

      The Reserve Account will be an Eligible Deposit Account which the Seller shall establish and maintain in the name of the Trustee. Funds on deposit in the Reserve Account will be invested in Eligible Investments selected by the Seller and, if permitted by the Rating Agencies, funds on deposit in the Reserve Account may be invested in Eligible Investments that mature later than the next Deposit Date. The Reserve Account and any amounts therein will not be property of the Trust, but will be pledged to and held for the benefit of the Trustee, as secured party.

      On each Distribution Date, the amount available in the Reserve Account (the "Available Reserve Amount") will equal the lesser of (a) the amount on deposit in the Reserve Account (exclusive of investment earnings) and (b) the Specified Reserve Account Balance.

      On each Deposit Date, the Trustee will withdraw funds from the Reserve Account (a) to the extent required to make reimbursements of Outstanding Advances (after application of Interest Collections for that purpose) and (b) to the extent (i) the sum of the amounts required to be distributed to Certificateholders and the accrued and unpaid Servicing Fees payable to the Servicer on such Distribution Date exceeds (ii) the amount on deposit in the Collection Account with respect to the preceding Collection Period (net of investment income). Such deficiencies in the Collection Account may result from, among other things, Receivables becoming Defaulted Receivables or the failure by the Servicer to make any remittance required to be made under the Agreement. The aggregate amount to be withdrawn from the Reserve Account on any Deposit Date will not exceed the Available Reserve Amount with respect to the related Distribution Date. The Trustee will deposit the proceeds of such withdrawal into the Collection Account on or before the Distribution Date with respect to which such withdrawal was made.

      The "Specified Reserve Account Balance" with respect to any Distribution Date will, subject to reduction as described below, be equal to ___% of the Pool Balance as of the last day of the preceding Collection Period, but in any event will not be less than the lesser of (i) $____________ and (ii) the sum of such Pool Balance plus an amount sufficient to pay interest on (a) the Class A Percentage times such Pool Balance at a rate equal to the sum of the Class A Certificate Rate and the Servicing Fee Rate through the Final Scheduled Distribution Date and (b) the Class B Percentage times such Pool Balance at a rate equal to the sum of the Class B Certificate Rate and the Servicing Fee Rate through the Final Scheduled Distribution Date; provided that the Specified Reserve Account Balance will be calculated using a percentage of __% for any Distribution Date (beginning ________, 199__) on which the Average Net Loss Ratio exceeds __% or the Average Delinquency Ratio exceeds ___%. The Specified Reserve Account Balance may be reduced to a lesser amount as determined by the Seller so long as such reduction does not cause either Rating Agency to withdraw or downgrade its rating of the Certificates. The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted. Amounts on deposit in the Reserve Account will be released to the Servicer on each Distribution Date to the extent that the amount on deposit in the Reserve Account would exceed the Specified Reserve Account Balance. The Trustee also will cause all investment earnings attributable to the Reserve Account to be distributed on each Distribution Date to the Seller. Upon any distribution to the Servicer of amounts from the Reserve Account, the Certificateholders will not have any rights in, or claims to, such amounts.

           "Aggregate Net Losses" means, for any Collection Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Defaulted Receivables minus all Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables (whether or not newly designated as such).

           "Average Delinquency Ratio" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

           "Average Net Loss Ratio" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

           "Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of (a) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are 30 or more days delinquent as of the end of such Collection Period, determined in accordance with Servicer's customary practices, divided by (b) the Pool Balance as of the last day of such Collection Period.

           "Liquidation Proceeds" means, with respect to any Receivable that has become a Defaulted Receivable, (a) insurance proceeds received by the Servicer, with respect to insurance policies relating to the Financed Vehicles or the Obligors any proceeds from lender's single interest insurance policies to the extent not included in collections distributable to Certificateholders, (b) amounts received by the Servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under the related Motor Vehicle Loan, and
      (c) the monies collected by the Servicer (from whatever source, including, but not limited to proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge-off of the related Receivable or as a result of the exercise of any rights against the related Dealer) on such Defaulted Receivable net of any expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

           "Net Loss Ratio" means, for any Collection Period, an amount, expressed as a percentage, equal to (a) the Aggregate Net Losses for such Collection Period, divided by (b) the average of the Pool Balances on each of the first day of such Collection Period and the last day of such Collection Period.

      If funds in the Reserve Account are reduced to zero, the Certificateholders will bear the credit and other risks associated with ownership of the Receivables. In such a case, the amount available for distribution may be less than that described below, and the Certificateholders may experience delays or suffer losses as a result, among other things, of defaults or delinquencies by the Obligors or previous extensions made by the Servicer.

Advances

      On or prior to each Deposit Date, the Servicer will be required to advance any Interest Shortfall with respect to the related Distribution Date by depositing the amount of such Interest Shortfall into the Collection Account. The Servicer will be obligated to make such an Advance except to the extent that the Servicer reasonably determines that the Advance is unlikely to be recoverable as set forth below.

      On each Distribution Date, prior to making any of the distributions set forth in "-Distributions" below, the Servicer shall be reimbursed for all Outstanding Advances with respect to prior Distribution Dates, to the extent of the Interest Collections for such Distribution Date and, to the extent such Interest Collections are insufficient, to the extent of the funds in the Reserve Account. If it is acceptable to each Rating Agency without a reduction in the rating of the Certificates, the Outstanding Advances at the option of the Servicer may be paid at or as soon as possible after the beginning of the related Collection Period out of the first collections of interest received on the Receivables for such Collection Period.

           "Expected Interest" means, with respect to any Distribution Date, an amount equal to the sum of (a) with respect to all Simple Interest Receivables, the product of (i) one-twelfth of the Weighted Average APR for such Receivables for the related Collection Period multiplied by (b) an amount equal to the aggregate Principal Balance of such Receivables as of the first day of the related Collection Period minus the sum of the Principal Balances of the Non-Advance Receivables that are Simple Interest Receivables for such Distribution Date plus (b) with respect to all Precomputed Receivables, that portion of the collections on such Receivables received during the related Collection Period that is allocable to interest in accordance with the Servicer's customary procedures.

           "Interest Collections" for a Distribution Date means the sum of the following amounts with respect to the related Collection Period:
      (a) that portion of the collections on the Receivables received during the related Collection Period that is allocable to interest in accordance with the Servicer's customary procedures; (b) all Liquidation Proceeds received during such Collection Period; and (c) all Purchase Amounts, each to the extent attributable to accrued interest, of all Receivables that are repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

           "Interest Shortfall" means, with respect to any Distribution Date, the lesser of (a) the amount (if any) by which the Expected Interest for such Distribution Date exceeds the Net Interest Collections for such Distribution Date and (b) the amount (if any) by which the sum of any unpaid Servicing Fees for the related Collection Period and prior Collection Periods and the Class A Interest Distributable Amount and the Class B Interest Distributable Amount for such Distribution Date exceeds the Net Interest Collections for such Distribution Date.

           "Net Interest Collections" means, with respect to any Distribution Date, the greater of (a) zero and (b) Interest
      Collections for such Distribution Date minus the Outstanding Advances as of such Distribution Date.

           "Non-Advance Receivables" means, with respect to any Distribution Date, any Receivables which became Defaulted Receivables during the related Collection Period or which the Servicer, in its sole discretion, believes are likely to become Defaulted Receivables.

           "Outstanding Advances" means, as of any date, all Advances made by the Servicer with respect to prior Distribution Dates which have not been reimbursed.

           "Weighted Average APR" means, with respect to any Simple Interest Receivables or any Precomputed Receivables during any Collection Period, the weighted average of the APR of such Receivables (excluding Non-Advance Receivables), weighted based on the Principal Balance of each such Receivable as of the first day of such Collection Period.

Servicing Compensation and Payment of Expenses

      The Servicing Fee Rate will be 1.0% per annum of the Pool Balance as of the first day of the related Collection Period (after giving effect to the distributions to be made on the following Distribution Date). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Available Interest. See "Description of the Transfer and Servicing Agreements-Servicing Compensation and Payment of Expenses" in the Prospectus. The Servicer will also collect and retain any late fees, extension fees, prepayment charges and certain non-sufficient funds charges and other administrative fees or similar charges (the "Supplemental Servicing Fee") allowed by applicable law with respect to the Receivables. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. See "Description of the Transfer and Servicing Agreements - Servicing Compensation and Payment of Expenses" in the Prospectus.

           "Available Interest" means, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections for such Distribution Date and (ii) all Advances made by the Servicer with respect to such Distribution Date, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

Distributions

      Deposits to Collection Account. On or before the eighth calendar day of each month, or if such eighth day is not a Business Day, the immediately preceding Business Day (the "Determination Date"), the Servicer will provide the Trustee with a report (the "Servicer's Report") containing certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables during such Collection Period, the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period, the aggregate Purchase Amounts of Receivables to be repurchased by the Seller or to be purchased by the Servicer on the related Deposit Date and the aggregate amount to be withdrawn from the Reserve Account. Trustee has agreed to act as Servicer's agent for the purpose of preparing and delivering Servicer's Reports, and so long as Trustee timely prepares and delivers Servicer's Report, Servicer shall not be required to do so. Any failure by Trustee to prepare and deliver a Servicer's Report, or inaccuracy in any Servicer's Report so prepared and delivered shall (so long as Servicer shall also not timely prepare and deliver such Servicer's Report or correct any such inaccuracy) have the same effect as would such a failure by Servicer or inaccuracy in a Servicer's Report prepared and filed by Servicer.

      On or before each Deposit Date, (a) the Servicer will cause all collections and Liquidation Proceeds to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Seller will deposit into the Collection Account all Purchase Amounts of Receivables to be repurchased by the Seller on such Deposit Date, (c) the Trustee will make any required withdrawals for the related Distribution Date from the Reserve Account and deposit such amounts into the Collection Account and (d) the Servicer will deposit all Advances for the related Distribution Date into the Collection Account.

      Deposits to the Distribution Accounts. On each Distribution Date, after making reimbursements of Outstanding Advances to the Servicer based on the related Servicer's Report, the Trustee will make the following deposits and distributions from the Collection Account, to the extent of the sum of Available Interest and any Available Reserve Amount remaining after such reimbursements (and, in the case of shortfalls occurring under clause (b) below in the Class A Interest Distributable Amount, the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority:

      (a) to the Servicer, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

      (b) to the Class A Distribution Account, the Class A Interest Distributable Amount for such Distribution Date; and

      (c) to the Class B Distribution Account, the Class B Interest Distributable Amount for such Distribution Date.

      On each Distribution Date based on the related Servicer's Report, the Trustee will make the following deposits and distributions, to the extent of Available Principal and the portions of Available Interest and Available Reserve Amount remaining after the application of clauses (a), (b) and (c) above, in the following priority:

      (d) to the Class A Distribution Account, the Class A Principal Distributable Amount for such Distribution Date;

      (e) to the Class B Distribution Account, the Class B Principal Distributable Amount for such Distribution Date;

      (f) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

      (g)  to the Seller, any amounts remaining.

      On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders as of the Record Date and all amounts on deposit in the Class B
Distribution Account will be distributed to the Class B Certificateholders as of the Record Date by the Trustee.

           "Class A Interest Carryover Shortfall" means, (a) with respect to the initial Distribution Date, zero, and (b) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Certificate Rate.

           "Class A Interest Distributable Amount" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

           "Class A Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the Class A Certificate Rate multiplied by the Class A Certificate Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

           "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of the Principal
      Distribution Amount for such Distribution Date.

           "Class A Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such Distribution Date.

           "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; provided, however, that the Class A Principal Distributable Amount shall not exceed the outstanding aggregate principal balance of the Class A Certificates prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount shall include any additional amount available to reduce the outstanding aggregate principal balance of the Class A Certificates to zero.

           "Class B Interest Carryover Shortfall" means, (a) with respect to the initial Distribution Date, zero, and (b) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Certificate Rate.

           "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

           "Class B Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the Class B Certificate Rate multiplied by the Class B Certificate Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date.

           "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of the Principal
      Distribution Amount for such Distribution Date.

           "Class B Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such Distribution Date.

           "Class B Principal Distributable Amount" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class B Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; provided, however, that the Class B Interest Distributable Amount shall not exceed the outstanding aggregate principal balance of the Class B Certificates prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class B Interest Distributable Amount will include any additional amount available to reduce the outstanding aggregate principal balance of the Class B Certificates to zero.

      The following chart sets forth an example of the application of the foregoing provisions to a hypothetical monthly distribution:


March 1 - March 31.............  Collection Period. The Servicer receives monthly payments, prepayments, and other proceeds in respect of the Receivables.

March 31.......................  Record Date. Distributions on the next
                                 Distribution Date are made to
                                 Certificateholders of record at the close of business on this date.

April 8........................  Determination Date. On or before this date, the Servicer, delivers to the
                                 Trustee the Servicer's Report, which
                                 notifies the Trustee of the amounts
                                 required to be distributed and the amounts available for distribution on the next Distribution Date.

April 12.......................  Deposit Date. All Collections and Advances
                                 relating to the preceding Collection
                                 Period are required to be deposited in the Collection Account on or before this date. The Trustee withdraws funds from the Reserve Account to the extent necessary.

April 15.......................  Distribution Date. The Trustee distributes to Certificateholders amounts payable in respect of the Certificates, pays the Servicing Fee and reimburses Outstanding Advances to the Servicer, deposits any excess funds to the Reserve Account and, if the Reserve Account is equal to the Specified Reserve Account Balance, pays any remaining funds to the Seller.


                CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

      Information regarding certain legal aspects of the Receivables is set forth under "Certain Legal Aspects of the Receivables" in the Prospectus.


                          ERISA CONSIDERATIONS

The Class A Certificates

      Subject to the considerations set forth under "ERISA Considerations-Trusts That Do Not Issue Notes" in the Prospectus, the Class A Certificates may be purchased with the assets of an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

The Class B Certificates

      The Class B Certificates and any beneficial interest in such Class B Certificates may not be acquired (a) with the assets of an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) by a plan described in Section 4975(e)(1) of the Code or (c) by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                              UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement, the Seller has agreed to cause the Trust to sell to each of the underwriters listed below (each, an "Underwriter"), and each of the Underwriters has agreed to purchase, the principal amount of the Certificates set forth opposite its name below. Under the terms and conditions of the Underwriting Agreement, each of the Underwriters is obligated to take and pay for all of the Certificates, if any are taken.

                             Principal Amount of      Principal Amount of
                             Class A Certificates     Class B Certificates
                             --------------------     --------------------
_______________________.....$_____________________   $________________________
_______________________.....______________________    ________________________
_______________________.....______________________    ________________________

Total                       $_____________________   $________________________


      The Seller has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of _____% per Class A Certificate and ____% per Class B Certificate. The Underwriters may allow, and such dealers may reallow, a concession not in excess of ____% per Class A Certificate and ____% per Class B Certificate to certain other dealers. After the initial public offering of the Certificates, the public offering prices and such concessions may be changed.

      The Seller does not intend to apply for listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that they intend to make a market in the Certificates. The Underwriters are not obligated, however, to make a market in the Certificates and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

      The Seller has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      In the ordinary course of their respective businesses, each Underwriter and its affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Seller.

      After the initial distribution of the Certificates by the Underwriters, this Prospectus Supplement may be used by Norwest Investment Services, Inc., an affiliate of the Seller, the Servicer and the Affiliates, in connection with offers and sales relating to market making transactions in the Certificates. Norwest Investment Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.


                             LEGAL OPINIONS

      In addition to the legal opinions described in the Prospectus, certain federal income tax and other legal matters will be passed upon for the Trust by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt may from time to time render legal services to the Seller, the Servicer and its affiliates. Certain legal matters will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois.



                         INDEX OF DEFINED TERMS

                                                                    Page

Acquired Receivables.................................................S-4
Advance..............................................................S-5
Affiliate............................................................S-3
Aggregate Net Losses................................................S-16
Agreement............................................................S-3
Available Interest..................................................S-17
Available Principal.................................................S-14
Available Reserve Amount............................................S-15
Average Delinquency Ratio...........................................S-16
Average Net Loss Ratio..............................................S-16
Bank.................................................................S-3
Business Day.........................................................S-4
Certificate Rate.....................................................S-4
Certificateholders...................................................S-5
Certificates.........................................................S-1
Class A Certificate Balance..........................................S-5
Class A Certificate Rate.............................................S-4
Class A Certificateholders...........................................S-4
Class A Certificates.................................................S-1
Class A Distribution Account........................................S-15
Class A Interest Carryover Shortfall................................S-18
Class A Interest Distributable Amount...............................S-18
Class A Monthly Interest............................................S-18
Class A Monthly Principal...........................................S-18
Class A Percentage...................................................S-3
Class A Principal Carryover Shortfall...............................S-19
Class A Principal Distributable Amount..............................S-19
Class B Certificate Balance..........................................S-5
Class B Certificate Rate.............................................S-4
Class B Certificateholders...........................................S-5
Class B Certificates.................................................S-1
Class B Distribution Account........................................S-15
Class B Interest Carryover Shortfall................................S-19
Class B Interest Distributable Amount...............................S-19
Class B Monthly Interest............................................S-19
Class B Monthly Principal...........................................S-19
Class B Percentage...................................................S-3
Class B Principal Carryover Shortfall...............................S-19
Class B Principal Distributable Amount..............................S-19
Closing Date.........................................................S-3
Code................................................................S-20
Collection Period....................................................S-4
Commission...........................................................S-2
Cutoff Date..........................................................S-3
Dealer Agreements....................................................S-3
Dealers..............................................................S-3
Defaulted Receivable................................................S-15
Delinquency Ratio...................................................S-16
Deposit Date.........................................................S-5
Determination Date..................................................S-17
Distribution Date....................................................S-2
ERISA................................................................S-7
Expected Interest...................................................S-16
Final Scheduled Distribution Date....................................S-2
Final Scheduled Maturity Date........................................S-4
Financed Vehicles....................................................S-3
Interest Collections................................................S-17
Interest Shortfall..................................................S-17
Issuer...............................................................S-3
Liquidation Proceeds................................................S-16
Net Interest Collections............................................S-17
Net Loss Ratio......................................................S-16
Non-Advance Receivables.............................................S-17
Norwest Bank.........................................................S-3
Original Pool Balance................................................S-5
Outstanding Advances................................................S-17
Plan................................................................S-20
Pool Balance.........................................................S-4
Principal Balance....................................................S-4
Principal Distribution Amount.......................................S-14
Prospectus...........................................................S-1
Purchased Receivable................................................S-15
Rating Agencies......................................................S-7
Realized Losses.....................................................S-15
Receivables..........................................................S-1
Receivables Pool....................................................S-10
Record Date..........................................................S-4
Reserve Account......................................................S-6
Reserve Account Initial Deposit......................................S-6
Seller...............................................................S-1
Servicer.............................................................S-1
Servicer's Report...................................................S-17
Specified Reserve Account Balance...................................S-15
Supplemental Servicing Fee..........................................S-17
Trust................................................................S-1
Trustee..............................................................S-3
Underwriter.........................................................S-20
Weighted Average APR................................................S-17


====================================      ====================================
No dealer, salesman or other person
has been authorized to give any
information or to make any
representation not contained in this
Prospectus Supplement or the Prospectus
and, if given or made, such information
or representation must not be relied
upon as having been authorized by the
Seller or the Underwriters. This
Prospectus Supplement and the
Prospectus do not constitute an
offer of any securities other than
those to which they relate or an
offer to sell, or a solicitation of
an offer to buy, to any person in
any jurisdiction where such an offer
or solicitation would be unlawful.
Neither the delivery of this
Prospectus Supplement and the                  $________________________
Prospectus nor any sale made hereunder               (Approximate)
shall, under any circumstances,
create any implication that the
information contained herein is correct
as of any time subsequent to their
respective dates.
    ___________________________

         TABLE OF CONTENTS
                                                      NORWEST AUTO
       Prospectus Supplement                     RECEIVABLES CORPORATION
                                                        (Seller)
                                 Page
Reports to Certificateholders    S-2
Summary of Terms..............   S-3
Risk Factors..................   S-9
The Trust.....................   S-10
The Receivables Pool..........   S-10
The Seller, the Servicer
 and Norwest Corporation......   S-14
Weighted Average Life of the
 Certificates.................   S-14
Description of the Certificates  S-14
Certain Legal Aspects of the
 Receivables..................   S-20               $__________________
ERISA Considerations..........   S-20                 __% Asset Backed
Underwriting..................   S-21                    Certificates
Legal Opinions................   S-21                      Class A
Index of Defined Terms........   S-22

            Prospectus
                                 Page
Available Information.........
Incorporation of Certain
  Documents by Reference......                      $__________________
Summary of Terms..............                        __% Asset Backed
Risk Factors..................                          Certificates
The Trusts....................                            Class B
The Receivables Pools.........
Weighted Average Life of the
  Securities..................
Pool Factors and Trading
  Information.................
Use of Proceeds...............
The Seller....................
The Bank and Norwest
  Corporation.................
Description of the Notes......
Description of the
  Certificates................
Certain Information Regarding
   the Securities.............                     =====================
Description of the Transfer
  and Servicing Agreements....                     PROSPECTUS SUPPLEMENT
Certain Legal Aspects of the                       ______________, 199__
  Receivables.................
Federal Income Tax                                 =====================
  Consequences................
Certain State Tax
  Consequences................
ERISA Considerations..........
Plan of Distribution..........
Notice to Canadian Residents..
Legal Opinions................
Index of Defined Terms........
Global Clearance, Settlement
  and Tax Documentation
  Procedures..................

Until 90 days after the date of this
Prospectus Supplement, all dealers
effecting transactions in the securities
described in this Prospectus
Supplement, whether or not participating
in this distribution, may be required to
deliver this Prospectus Supplement and
the Prospectus. This is in addition to
the obligation of dealers to deliver
this Prospectus Supplement and the
Prospectus when acting as underwriters
and with respect to their unsold
allotments or subscriptions.
======================================    ===================================